1 Snap One Reports Fiscal Second Quarter 2023 Results Industry Awards and Product Innovation Highlight Second Quarter Results Company Reaffirms Financial Outlook for 2023 CHARLOTTE, N.C. – August 8, 2023 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we,” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal second quarter ended June 30, 2023. Fiscal Second Quarter 2023 and Recent Operational Highlights • Recognized for providing a best-in-class integrator partner experience o Ranked a top-five brand 45 times across 62 product sub-categories in the 2023 CE Pro 100 Brand Analysis awards, representing approximately 5x the number of recognitions of the next closest competitor • Delivered on new product innovation and enhanced software platform capabilities o Launched exciting new solutions across audio, control, surveillance and networking ▪ Introduced the Control4 CORE lite controller to provide an automation solution for single-room applications, making the Control4 ecosystem more accessible ▪ Launched a new series of Araknis routers that feature a multi-Gigabit interface for high bandwidth installations including commercial deployments ▪ Released a new lineup of Triad passive soundbars, underscoring a continued investment in premium audio solutions • Continued momentum in Security and Commercial markets o Earned four Security Sales & Integration 2023 Supplier Stellar Service Awards in categories such as Technical Support and Dealer Program/Incentives o Recognized as a 2023 InfoComm Best of Show award-winner for Strong Carbon Series display mounts, reflecting continued product innovation in the commercial market Management Commentary “Our team delivered another solid quarter of financial results in the face of channel partners destocking inventory and an uncertain macroeconomic environment,” said Snap One CEO John Heyman. “We believe that our differentiated solutions are enabling us to extend our leadership position within the industry and to drive market share gains for Snap One.” “During the quarter, we focused on driving higher adoption by our partners by introducing new products and related go-to-market initiatives. From a profitability perspective, we continued to drive supply chain efficiencies, as evidenced in this quarter's results. Accordingly, we remain confident in our operating margin expansion expectations for the year.”

2 Fiscal Second Quarter 2023 Financial Results Results compare 2023 fiscal second quarter end (June 30, 2023) to 2022 fiscal second quarter end (July 1, 2022) unless otherwise indicated. The Company’s fiscal second quarter in both years reflects a 13- week period. Results are presented on an as-reported basis, unless otherwise indicated. ● Net sales decreased 7.6% to $274.4 million from $296.9 million in the comparable year-ago period, primarily attributable to channel inventory destocking headwinds. ● Selling, general and administrative (SG&A) expenses decreased 1.7% to $93.8 million (34.2% of net sales) from $95.4 million (32.1% of net sales) in the comparable year-ago period. As a percentage of net sales, SG&A increased due to a lower net sales base in the current period compared to the year-ago period as well as increased interest expense. ● Net loss decreased to $0.1 million (-0.0% of net sales) compared to net loss of $1.3 million (-0.5% of net sales) in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 0.6% to $117.2 million (42.7% of net sales) from $116.5 million (39.2% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, remained flat at $31.7 million (11.5% of net sales) compared to $31.7 million (10.7% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased to $14.3 million (5.2% of net sales) from $16.5 million (5.6% of net sales) in the comparable year-ago period. ● Net cash provided by operating activities totaled $25.4 million in the six-month period ended June 30, 2023, compared to net cash used in operating activities of $19.6 million in the comparable year-ago period. ● As of June 30, 2023, cash and cash equivalents were $33.8 million, compared to $21.1 million at the end of fiscal year 2022. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled $9.7 million in the six-month period ended June 30, 2023, compared to $(26.0) million in the comparable year-ago period. Fiscal 2023 Financial Outlook “Our full year 2023 outlook remains consistent,” Heyman continued. “Our strengthening contribution margin rate and disciplined cost management provide us with confidence in our full-year profitability expectations.” “Therefore, we are reaffirming our outlook for both net sales and adjusted EBITDA1 for 2023. We continue to expect net sales in the fiscal year ending December 29, 2023 to range between $1.06 billion and $1.09 billion and adjusted EBITDA to range between $110 million and $118 million. This 1 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

3 outlook considers our first half 2023 performance as well as our expectation that market uncertainty will continue through the remainder of the year. Our long-term growth algorithm remains intact.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal second quarter 2023 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, August 8, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949- 574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions:

4 Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation and amortization, other income, net further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as set forth in the reconciliation in this section below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs, (income) expense related to interest rate cap and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments as set forth in the reconciliation in this section below. Free cash flow, which is defined as net cash (used in) provided by operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2023. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our latest Annual Report

5 on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Danielle Karr Director, Public Relations & Events Danielle.Karr@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended	
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$ 274,407	$ 296,905	$ 526,447	$ 574,339
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	157,217	180,395	303,030	352,727
Selling, general and administrative expenses	93,793	95,394	187,590	181,921
Depreciation and amortization	15,394	14,966	30,596	29,855
Total costs and expenses	266,404	290,755	521,216	564,503
Income from operations	8,003	6,150	5,231	9,836
Other expenses (income):				
Interest expense	14,888	7,720	28,837	14,443
Other income, net	(1,990)	(63)	(1,163)	(483)
Total other expenses	12,898	7,657	27,674	13,960
Loss before income taxes	(4,895)	(1,507)	(22,443)	(4,124)
Income tax benefit	(4,771)	(163)	(7,771)	(524)
Net loss	(124)	(1,344)	(14,672)	(3,600)
Net loss attributable to noncontrolling interest	—	(17)	—	(37)
Net loss attributable to Company	$ (124)	$ (1,327)	$ (14,672)	$ (3,563)
Net loss per share, basic and diluted	$ (0.00)	$ (0.02)	$ (0.20)	$ (0.05)
Weighted average shares outstanding, basic and diluted	74,757	74,588	75,024	74,526

6

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	As of	
	June 30, 2023	December 30, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 33,846	$ 21,117
Accounts receivable, net	54,703	48,174
Inventories	292,531	314,588
Prepaid expenses	22,261	22,913
Other current assets	2,957	5,930
Total current assets	406,298	412,722
Long-term assets:		
Property and equipment, net	45,074	34,958
Goodwill	592,380	592,186
Other intangible assets, net	529,792	554,419
Operating lease right-of-use assets	54,775	54,041
Other assets	6,092	4,195
Total assets	$ 1,634,411	$ 1,652,521
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 5,200	$ 5,063
Accounts payable	62,753	77,443
Accrued liabilities	64,537	64,605
Current operating lease liability	10,702	10,574
Current tax receivable agreement liability	23,195	10,191
Total current liabilities	166,387	167,876
Long-term liabilities:		
Revolving credit facility, net	26,952	10,800
Long-term debt, net of current portion	495,462	496,795
Deferred income tax liabilities, net	34,542	43,515
Operating lease liability, net of current portion	55,649	50,896
Tax receivable agreement liability, net of current portion	78,211	101,262
Other liabilities	20,952	24,206
Total liabilities	878,155	895,350
Commitments and contingencies (Note 14)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 75,615 shares issued and outstanding as of June 30, 2023 and 75,042 shares issued and outstanding at December 30, 2022	756	750
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	861,550	848,703
Accumulated deficit	(102,718)	(88,046)
Accumulated other comprehensive loss	(3,332)	(4,236)
Total stockholders' equity	756,256	757,171
Total liabilities and stockholders' equity	$ 1,634,411	$ 1,652,521

7

8 Snap One Holdings Corp. and Subsidiaries Condensed Consolidated Statements of Cash Flows (unaudited, in thousands) Cash flows from operating activities: Net loss $ (14,672) $ (3,600) Adjustments to reconcile net loss to net cash from operating activities: Depreciation and amortization 30,596 29,855 Amortization of debt issuance costs 1,556 921 Unrealized gain on interest rate cap (1,126) — Deferred income taxes (9,023) (6,462) Equity-based compensation 13,283 12,367 Non-cash operating lease expense 5,766 6,298 Bad debt expense 548 100 Fair value adjustment to contingent value rights 2,000 (6,075) Valuation adjustment to TRA liability 144 — Provision for credit losses on notes receivable — 5,872 Other, net (158) 81 Change in operating assets and liabilities: Accounts receivable (6,987) (4,851) Inventories 22,695 (58,262) Prepaid expenses and other assets 895 5,273 Accounts payable, accrued liabilities and operating lease liabilities (20,100) (1,070) Net cash provided by (used in) operating activities 25,417 (19,553) Cash flows from investing activities: Acquisition of business, net of cash acquired — (25,639) Purchases of property and equipment (15,685) (6,414) Issuance of notes receivable — (600) Other, net 51 45 Net cash used in investing activities (15,634) (32,608) Cash flows from financing activities: Payments on long-term debt (2,600) (1,163) Proceeds from revolving credit facility 38,000 47,000 Payments on revolving credit facility (22,000) — Repurchase and retirement of common stock (293) (918) Proceeds from employee stock purchase plan 1,228 — Payments of tax withholding obligation on settlement of equity awards (1,024) — Payments of tax receivable agreement (10,191) — Contingent consideration payments (250) — Net cash provided by financing activities 2,870 44,919 Effect of exchange rate changes on cash and cash equivalents 76 (2,017) Net increase (decrease) in cash and cash equivalents 12,729 (9,259) Cash and cash equivalents at beginning of the period 21,117 40,577 Cash and cash equivalents at end of the period $ 33,846 $ 31,318 Supplementary cash flow information: Cash paid for interest $ 28,245 $ 14,657 Cash paid for taxes, net $ 4,413 $ 3,445 Noncash investing and financing activities: Capital expenditure in accounts payable $ 1,004 $ 321 Six Months Ended June 30, 2023 July 1, 2022

9 Snap One Holdings Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (unaudited, in thousands) Net loss $ (124) $ (1,344) $ (14,672) $ (3,600) Interest expense 14,888 7,720 28,837 14,443 Income tax benefit (4,771) (163) (7,771) (524) Depreciation and amortization 15,394 14,966 30,596 29,855 Other income, net (1,990) (63) (1,163) (483) Equity-based compensation 5,520 6,768 13,283 12,367 Fair value adjustment to contingent value rights (a) 1,400 (3,275) 2,000 (6,075) IT system transition costs (b) 75 — 208 — Deferred acquisition payments (c) 55 327 133 1,030 Compensation expense for payouts in lieu of TRA participation (d) (46) 279 233 558 Severance cost (e) — — 1,276 — Provision for credit losses on notes receivable (f) — 5,872 — 5,872 Acquisition and integration related costs (g) — 64 — 278 Deferred revenue purchase accounting adjustment (h) — 53 — 150 Other professional services costs (i) 128 376 166 1,213 Other (j) 1,127 100 1,202 187 Adjusted EBITDA $ 31,656 $ 31,680 $ 54,328 $ 55,271 Three Months Ended 2023 2022 June 30, July 1, Six Months Ended June 30, July 1, 2023 2022

snap one

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended	
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net loss	$ (124)	$ (1,344)	$ (14,672)	$ (3,600)
Amortization	12,440	12,597	24,877	25,258
Equity-based compensation	5,520	6,768	13,283	12,367
Foreign currency (gains) losses	(26)	166	(84)	(13)
Interest rate cap (income) expense	(1,944)	—	(1,126)	—
Fair value adjustment to contingent value rights[(a)]	1,400	(3,275)	2,000	(6,075)
IT system transition costs[(b)]	75	—	208	—
Deferred acquisition payments[(c)]	55	327	133	1,030
Compensation expense for payouts in lieu of TRA participation[(d)]	(46)	279	233	558
Severance cost[(e)]	—	—	1,276	—
Provision for credit losses on notes receivable[(f)]	—	5,872	—	5,872
Acquisition and integration related costs[(g)]	—	64	—	278
Deferred revenue purchase accounting adjustment[(h)]	—	53	—	150
Other professional services costs[(i)]	128	376	166	1,213
Other[(j)]	1,106	33	1,106	52
Income tax effect of adjustments[(k)]	(4,240)	(5,416)	(9,690)	(9,873)
Adjusted Net Income	$ 14,344	$ 16,500	$ 17,710	$ 27,217

(a) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC ("H&F") in August 2017.

(b) Represents costs associated with the implementation of enterprise resource planning systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our IT infrastructure.

(c) Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

(d) Represents expense, net of forfeitures, related to payments to certain pre-IPO owners in lieu of their participation in the Tax Receivable Agreement ("TRA"). Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(e) Severance cost associated with various restructuring actions such as warehouse relocation, departmental reorganization and focused reduction in workforce.

(f) Represents provision for credit losses on notes receivable related to the Company's unsecured loan to Clare.

(g) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions.

10

11 (h) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition. (i) Represents professional service fees associated with the preparation for Sarbanes-Oxley (“SOX”) compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (j) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (k) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

12 Snap One Holdings Corp. and Subsidiaries Contribution Margin (unaudited, in thousands) (a) Cost of sales for the three months ended June 30, 2023 and July 1, 2022 excludes depreciation and amortization of $15,394 and $14,966, respectively. Cost of sales for the six months ended June 30, 2023 and July 1, 2022 excludes depreciation and amortization of $30,596 and $29,855, respectively. Net sales $ 274,407 $ 296,905 $ 526,447 $ 574,339 Cost of sales, exclusive of depreciation and amortization (a) 157,217 180,395 303,030 352,727 Net sales less cost of sales, exclusive of depreciation and amortization $ 117,190 $ 116,510 $ 223,417 $ 221,612 Contribution Margin 42.7% 39.2% 42.4% 38.6 % Six Months Ended June 30, July 1, 2023 2022 Three Months Ended June 30, July 1, 2023 2022

13 Snap One Holdings Corp. and Subsidiaries Free Cash Flow (unaudited, in thousands) Net cash provided by (used in) operating activities $ 25,417 $ (19,553) Purchases of property and equipment (15,685) (6,414) Free Cash Flow $ 9,732 $ (25,967) Six Months Ended June 30, July 1, 2023 2022

14 Snap One Holdings Corp. and Subsidiaries Revenue by Geography (unaudited, in thousands) (a) Domestic integrators is defined as professional “do-it-for-me” integrator customers who transact with Snap One through a traditional integrator channel in the United States, excluding the impact of revenue earned by the Company’s Access Networks enterprise grade network solution business. (b) Domestic other is defined as Access Networks revenue and revenue generated through managed transactions with non-integrator customers, such as national accounts. (c) International consists of all integrators and distributors who transact with Snap One outside of the United States. Domestic integrators (a) $ 230,809 $ 238,675 $ 440,286 $ 464,081 Domestic other (b) 11,185 17,814 20,427 31,167 International (c) 32,413 40,416 65,734 79,091 Total $ 274,407 $ 296,905 $ 526,447 $ 574,339 June 30, July 1, 2023 2022 Three Months Ended Six Months Ended June 30, July 1, 2023 2022

15 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (unaudited, in thousands) (a) Proprietary products consist of products and services internally developed by or for Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but for which Snap One does not own associated product brand. Proprietary products (a) $ 183,825 $ 208,196 $ 355,200 $ 395,993 Third-party products (b) 90,582 88,709 171,247 178,346 Total $ 274,407 $ 296,905 $ 526,447 $ 574,339 Three Months Ended June 30, July 1, 2023 2022 Six Months Ended June 30, July 1, 2023 2022